AMENDMENT NO. 2
                                     TO THE
                            COVENANT TRANSPORT, INC.
                              INCENTIVE STOCK PLAN


         This Amendment No. 2 to the Covenant Transport, Inc. Incentive Stock Plan (the AAmendment@), pursuant to Section 6.4 of the Plan, is made as of May 20, 1999. All terms in this Amendment shall have the meaning ascribed in the Plan, unless otherwise defined herein.


         Background. On August 4, 1994, all voting stockholders and all directors of Covenant Transport, Inc., a Nevada corporation (the ACompany@), adopted an Incentive Stock Plan (the APlan@). On August 15, 1996, the Company adopted Amendment No. 1 to the Plan. The following Amendment was adopted by the Board of Directors of the Company and forwarded to the stockholders for approval. The Amendment was approved at the 1999 Annual Meeting held on May 20, 1999.

         In accordance with the foregoing, the Plan is hereby amended as set forth below:

         1.  Article I is amended by deleting  the first  paragraph  of existing
Section 1.6 and replacing it with the following paragraph. Section 1.6(a) and 1.6(b) were not amended in any way.

                  1.6 Shares Subject to Plan: The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be One Million Three Hundred Thousand (1,300,000).

         This Amendment was duly adopted and approved by a vote of the stockholders of the Company at the 1999 Annual Meeting held on May 20, 1999.

                                                      /s/ Mark A. Scudder
                                                      --------------------------
                                                      Mark A. Scudder, Secretary

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